UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2011

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54383	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas
76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2011, United Development Funding IV, a Maryland real estate investment trust (“UDF IV”), entered into a loan agreement with CTMGT Williamsburg, LLC, an unaffiliated Texas limited liability company (the “Borrower”), providing for a maximum $19,925,700 loan (the “Development Loan”) in connection with the Borrower’s acquisition and development of the initial two phases of an approximately 436.963-acre residential development project located in Rockwall County, Texas. The Borrower intends to use proceeds of the Development Loan to refinance the acquisition cost of the initial two phases of the project, to complete development of the first phase of the project, to build an amenity center, and to pay project costs and expenses.

The Development Loan is secured by a first priority deed of trust against the initial two phases of the project, and is guaranteed by the corporate owners of the Borrower and by the principal of the Borrower. As further security for the Development Loan, the Borrower is required to assign to UDF IV all contracts for the sale of lots to homebuilders and all of Borrower’s rights to reimbursement under the proposed Public Improvement District that is anticipated to cover the project. The interest rate of the Development Loan is 13% per annum. In consideration of UDF IV’s origination of the Development Loan, the Borrower agreed to pay UDF IV an origination fee of $35,179, which is equal to one percent of the maximum loan amount less credit for the $164,079 origination fee previously paid to UDF IV by Borrower in connection with the Note Acquisition Loan described below. The Development Loan matures and all interest and principal becomes due and payable in full on October 31, 2014. If a default occurs under the Development Loan, UDF IV may exercise its rights and remedies, including increasing the interest rate to 18% per annum, foreclosure of the senior deed of trust, and pursuit of the guaranties securing the loan. On December 1, 2011, the outstanding principal balance of the Development Loan was approximately $9,398,847.

The Development Loan refinances a prior bank note on the initial two phases of the project, which was purchased by the Borrower with funding from UDF IV. As disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2011, on September 27, 2011, UDF IV entered into a loan agreement with the Borrower providing for a maximum $16,407,805 loan to finance the Borrower’s acquisition of two bank loans covering the project (the “Note Acquisition Loan”). On September 27, 2011, the Borrower purchased the first of the two senior loans and collaterally assigned the purchased loan documents to UDF IV to secure the Note Acquisition Loan. On November 30, 2011, as a result of the origination of the Development Loan and the partial refinance of the Note Acquisition Loan, the Borrower’s available borrowing capacity under the Note Acquisition Loan was reduced from $16,407,805 to $4,358,435. The remaining available borrowing capacity is expected to be used by Borrower to finance the acquisition of the second senior note and lien against the balance of the project.

FORWARD LOOKING STATEMENTS

Certain statements contained in this Current Report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the Securities and Exchange Commission. We make no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this Current Report on Form 8-K, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: December 6, 2011	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer